Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place ● Suite 200 ● Wakefield, Massachusetts 01880 ● (781) 557-1300 ● www.fspreit.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Fourth Quarter and Full Year 2023 Results

Wakefield, MA—February 26, 2024—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE American:  FSP), a real estate investment trust (REIT), announced its results for the fourth quarter and year ended December 31, 2023.

George J. Carter, Chairman and Chief Executive Officer, commented as follows:

“As the first quarter of 2024 begins, we continue to believe that the current price of our common stock does not accurately reflect the value of our underlying real estate assets.  We will seek to increase shareholder value by continuing to (1) pursue the sale of select properties where we believe that short to intermediate term valuation potential has been reached and (2) strive to increase occupancy through the leasing of vacant space. We intend to use proceeds from property dispositions primarily for debt reduction.

During the fourth quarter of 2023, we sold two office properties for aggregate gross proceeds of approximately $116 million. On October 26, 2023, we sold an office property located in Plano, Texas, known as One Legacy Circle, for gross proceeds of approximately $48 million.  On December 6, 2023, we sold an office property located in Miami, Florida, known as Blue Lagoon, for gross proceeds of approximately $68 million.  Subsequent to December 31, 2023, on January 26, 2024, we sold an office property located in Richardson, Texas, known as Collins Crossing, for gross proceeds of approximately $35 million. Collectively, these three dispositions resulted in aggregate gross proceeds of approximately $151 million.  Since December 2020, our dispositions have resulted in aggregate gross proceeds of approximately $1 billion and reflect an average sales price per square foot of approximately $217.

As a result of our recent property dispositions and our ongoing operations, as of December 31, 2023, we had cash, or cash equivalents on our balance sheet of approximately $127.9 million.  On February 21, 2024, we repaid approximately $102 million of our debt and entered into amendments of our outstanding debt facilities  pursuant to which all of our debt now matures on April 1, 2026.

We look forward to the remainder of 2024 and beyond with anticipation and optimism.”

Financial Highlights

●	GAAP net income was $3.6 million and net loss of $48.1 million, or $0.03 and $(0.47) per basic and diluted share for the three and twelve months ended December 31, 2023, respectively.
●	Funds From Operations (FFO) was $6.9 million and $30.0 million, or $0.07 and $0.29 per basic and diluted share, for the three and twelve months ended December 31, 2023, respectively.
●	Subsequent to December 31, 2023, on February 21, 2024, we repaid approximately $102 million of debt. Immediately following the debt repayment and related transaction closing costs, including accrued interest, we had approximately $39.2 million in cash and cash equivalents on hand.
●	Subsequent to December 31, 2023, on February 21, 2024, we entered into amendments to each our bank term loan, revolving line of credit agreement and Series A and Series B notes. As a result of these amendments, we changed the maturity date and repaid the principal amounts of each as set forth in the table below. In addition, the amendment to the revolving line of credit converted the revolving loan to a term loan. Additional information on the amendments is available in our Annual Report on Form 10-K for the year ended December 31, 2023.

		Repaid		Amendment	Amendment
(in 000’s) Debt	Principal Amount Outstanding Prior to Amendment	Principal Amount Repaid	Principal Amount Outstanding After Amendment	Maturity Date Prior to Amendment	Maturity Date After Amendment

Bank Term Loan	$115,000	$28,963	$86,037	October 1, 2024	April 1, 2026
Revolving Line of Credit*	90,000	22,667	67,333	October 1, 2024	April 1, 2026
Series A Notes	116,000	29,215	86,785	December 20, 2024	April 1, 2026
Series B Notes	84,000	21,155	62,845	December 20, 2027	April 1, 2026
Total	$405,000	$102,000	$303,000

*Revolving line of credit converted to a term loan

Leasing Highlights

●	During the year ended December 31, 2023, we leased approximately 706,000 square feet, including 228,000 square feet of new leases.
●	Our directly owned real estate portfolio of 17 owned properties, totaling approximately 5.6 million square feet, was approximately 74.0% leased as of December 31, 2023, compared to approximately 75.6% leased as of December 31, 2022. The decrease in the leased percentage is primarily a result of lease expirations and property dispositions, which was partially offset by leasing completed during the year ended December 31, 2023.
●	The weighted average GAAP base rent per square foot achieved on leasing activity during the year ended December 31, 2023, was $29.71, or 7.4% higher than average rents in the respective properties for the year ended December 31, 2022. The average lease term on leases signed during the year ended December 31, 2023, was 6.8 years compared to 6.4 years during the year ended December 31, 2022. Overall, the portfolio weighted average rent per occupied square foot was $30.72 as of December 31, 2023, compared to $30.48 as of December 31, 2022.
●	We are currently tracking more than 600,000 square feet of new prospective tenants, including approximately 300,000 square feet of prospective tenants that have identified our properties on their respective short lists of potential locations.
●	We believe that our continuing portfolio of real estate is well located, primarily in the Sunbelt and Mountain West geographic regions, and consists of high-quality assets with upside leasing potential.

Investment Highlights

●	We have primarily used asset sale disposition proceeds for debt reduction and remain committed to seeking to sell select properties during 2024 and continue using proceeds primarily for debt reduction.
●	Since December 2020, our dispositions have resulted in aggregate gross proceeds of approximately $1 billion and reflect an average sales price per square foot of approximately $217.
●	On October 26, 2023, we completed the sale of One Legacy in Plano, Texas for approximately $48 million in gross proceeds.
●	On December 6, 2023, we completed the sale of Blue Lagoon in Miami, Florida for approximately $68 million in gross proceeds.
●	Subsequent to December 31, 2023, on January 26, 2024, we completed the sale of Collins Crossing in Richardson, Texas for approximately $35 million in gross proceeds.

Dividends

●	On January 12, 2024, we announced that our Board of Directors declared a quarterly cash dividend for the three months ended December 31, 2023, of $0.01 per share of common stock that was paid on February 15, 2024, to stockholders of record on January 26, 2024.

Consolidation of Sponsored REIT

As of January 1, 2023, we consolidated the operations of our Monument Circle sponsored REIT into our financial statements.  On October 29, 2021, we agreed to amend and restate our existing loan to Monument Circle that is secured by a mortgage on real estate owned by Monument Circle, which we refer to as the Sponsored REIT Loan.  The amended and restated Sponsored REIT Loan extended the maturity date from December 6, 2022 to June 30, 2023 (and was further extended to September 30, 2023 on June 26, 2023), increased the aggregate principal amount of the loan from $21 million to $24 million, and included certain other modifications.  On September 26, 2023, the maturity date was further extended to September 30, 2024.  In consideration of our agreement to amend and restate the Sponsored REIT Loan, we obtained from the stockholders of Monument Circle the right to vote their shares in favor of any sale of the property owned by Monument Circle any time on or after January 1, 2023.  As a result of our obtaining this right to vote shares, GAAP variable interest entity (VIE) rules required us to consolidate Monument Circle as of January 1, 2023.  A gain on consolidation of approximately $0.4 million was recognized in the three months ended March 31, 2023.

Additional information about the consolidation of Monument Circle can be found in Note 1, “Organization, Properties, Basis of Presentation, Financial Instruments, and Recent Accounting Standards – Variable Interest Entities (VIEs)” and Note 3, “Related Party Transactions and Investments in Non-Consolidated Entities - Management fees and interest income from loans”, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

Non-GAAP Financial Information

A reconciliation of Net income to FFO, Adjusted Funds From Operations (AFFO) and Sequential Same Store NOI and our definitions of FFO, AFFO and Sequential Same Store NOI can be found on Supplementary Schedules H and I.

2024 Net Income, FFO and Disposition Guidance

At this time, due primarily to economic conditions and uncertainty surrounding the timing and amount of proceeds received from property dispositions, we are continuing suspension of Net Income, FFO and property disposition guidance.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned and consolidated properties as of December 31, 2023.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.fspreit.com.

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.fspreit.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for February 27, 2024, at 11:00 a.m. (ET) to discuss the fourth quarter and full year 2023 results. To access the call, please dial 888-440-4368 and use conference ID 5398803.  Internationally, the call may be accessed by dialing 646-960-0856 and using conference ID 5398803. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.fspreit.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on infill and central business district (CBD) office properties in the U.S. Sunbelt and Mountain West, as well as select opportunistic markets.  FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.fspreit.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements, such as those relating to expectations for future potential leasing activity, expectations for future potential property dispositions, the payment of dividends and the repayment of debt in future periods, value creation/enhancement in future periods and expectations for growth and leasing activities in future periods that are based on current judgments and current knowledge of management and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, adverse changes in general economic or local market conditions, including as a result of the long-term effects of the COVID-19 pandemic, wars, terrorist attacks or other acts of violence, which may negatively affect the markets in which we and our tenants operate, inflation rates, increasing interest rates, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, adverse changes in energy prices, which if sustained, could negatively impact occupancy and rental rates in the markets in which we own properties, including energy-influenced markets such as Dallas, Denver and Houston, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated, such as utility rate and usage increases, delays in construction schedules, unanticipated increases in construction costs, increases in the level of general and administrative costs as a percentage of revenues as revenues decrease as a result of property dispositions, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, which may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Reconciliation and Definitions of Funds From Operations (FFO) and Adjusted
Funds From Operations (AFFO)	H
Reconciliation and Definition of Sequential Same Store results to Property Net
Operating Income (NOI) and Net Loss	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Statements of Operations

(Unaudited)

	For the		For the
	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2023	2022	2023	2022

Revenue:
Rental	$34,519	$40,745	$145,446	$163,739
Related party revenue:
Management fees and interest income from loans	—	462	—	1,855
Other	252	4	261	21
Total revenue	34,771	41,211	145,707	165,615

Expenses:
Real estate operating expenses	13,105	14,273	50,732	52,820
Real estate taxes and insurance	5,943	7,907	27,200	34,620
Depreciation and amortization	11,958	14,804	54,738	63,808
General and administrative	3,172	2,888	14,021	13,885
Interest	6,219	5,668	24,318	22,808
Total expenses	40,397	45,540	171,009	187,941

Loss on extinguishment of debt	—	—	(106)	(78)
Gain on consolidation of Sponsored REIT	—	—	394	—
Impairment and loan loss reserve	—	(2,380)	—	(4,237)
Gain (loss) on sale of properties and impairment of assets held for sale, net	8,701	3,862	(23,384)	27,939
Interest income	567	—	567	—
Income (loss) before taxes	3,642	(2,847)	(47,831)	1,298
Tax expense	67	37	279	204
Net income (loss)	$3,575	$(2,884)	$(48,110)	$1,094

Weighted average number of shares outstanding, basic and diluted	103,430	103,236	103,357	103,338

Net income (loss) per share, basic and diluted	$0.03	$(0.03)	$(0.47)	$0.01

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,	December 31,
(in thousands, except share and par value amounts)	2023	2022
Assets:
Real estate assets:
Land	$110,298	$126,645
Buildings and improvements	1,133,971	1,388,869
Fixtures and equipment	12,904	11,151
	1,257,173	1,526,665
Less accumulated depreciation	366,349	423,417
Real estate assets, net	890,824	1,103,248
Acquired real estate leases, less accumulated amortization of $20,413 and $20,243, respectively	6,694	10,186
Assets held for sale	73,318	—
Cash, cash equivalents and restricted cash	127,880	6,632
Tenant rent receivables	2,191	2,201
Straight-line rent receivable	40,397	52,739
Prepaid expenses and other assets	4,239	6,676
Related party mortgage loan receivable, less allowance for credit loss of $0 and $4,237, respectively	—	19,763
Other assets: derivative asset	—	4,358
Office computers and furniture, net of accumulated depreciation of $1,020 and $1,115, respectively	123	154
Deferred leasing commissions, net of accumulated amortization of $16,008 and $19,043, respectively	23,664	35,709
Total assets	$1,169,330	$1,241,666

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$90,000	$48,000
Term loans payable, less unamortized financing costs of $293 and $250, respectively	114,707	164,750
Series A & Series B Senior Notes, less unamortized financing costs of $329 and $494, respectively	199,670	199,506
Accounts payable and accrued expenses	41,879	50,366
Accrued compensation	3,644	3,644
Tenant security deposits	6,204	5,710
Lease liability	334	759
Acquired unfavorable real estate leases, less accumulated amortization of $396 and $574, respectively	87	195
Total liabilities	456,525	472,930

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 103,430,353 and 103,235,914 shares issued and outstanding, respectively	10	10
Additional paid-in capital	1,335,091	1,334,776
Accumulated other comprehensive income	355	4,358
Accumulated distributions in excess of accumulated earnings	(622,651)	(570,408)
Total stockholders’ equity	712,805	768,736
Total liabilities and stockholders’ equity	$1,169,330	$1,241,666

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Year Ended
	December 31,
(in thousands)	2023	2022
Cash flows from operating activities:
Net income (loss)	$(48,110)	$1,094
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	57,240	65,697
Amortization of above and below market leases	(44)	(118)
Amortization of other comprehensive income into interest expense	(3,851)	—
Shares issued as compensation	315	394
Loss on extinguishment of debt	106	78
Gain on consolidation of Sponsored REIT	(394)	—
Impairment and loan loss reserve	—	4,237
(Gain) loss on sale of properties and impairment of assets held for sale, net	23,384	(27,939)
Changes in operating assets and liabilities:
Tenant rent receivables	10	(247)
Straight-line rents	625	(5,895)
Lease acquisition costs	(2,007)	(4,494)
Prepaid expenses and other assets	382	(1,805)
Accounts payable and accrued expenses	(2,709)	(5,983)
Accrued compensation	—	(1,060)
Tenant security deposits	494	(509)
Payment of deferred leasing commissions	(7,575)	(8,216)
Net cash provided by operating activities	17,866	15,234
Cash flows from investing activities:
Property improvements, fixtures and equipment	(31,637)	(54,910)
Consolidation of Sponsored REIT	3,048	—
Proceeds received from sales of properties	142,225	128,949
Net cash provided by investing activities	113,636	74,039
Cash flows from financing activities:
Distributions to stockholders	(4,133)	(53,988)
Proceeds received from termination of interest rate swap	4,206	—
Stock repurchases	—	(4,843)
Borrowings under bank note payable	77,000	90,000
Repayments of bank note payable	(35,000)	(42,000)
Repayments of term loans payable	(50,000)	(110,000)
Deferred financing costs	(2,327)	(2,561)
Net cash used in financing activities	(10,254)	(123,392)
Net increase (decrease) in cash, cash equivalents and restricted cash	121,248	(34,119)
Cash, cash equivalents and restricted cash, beginning of year	6,632	40,751
Cash, cash equivalents and restricted cash, end of period	$127,880	$6,632

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2024	518,878	9.0%
2025	437,374	7.6%
2026	567,886	9.8%
2027	330,757	5.7%
2028	233,589	4.0%
Thereafter (2)	3,691,058	63.9%
	5,779,542	100.0%

(1)	Percentages are determined based upon total square footage.
(2)	Includes 1,649,948 square feet of vacancies at our owned and consolidated properties as of December 31, 2023.

(dollars & square feet in 000's)	As of December 31, 2023
			% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Colorado	4	$451,320	50.7%	2,140	37.0%
Texas (a)	8	265,449	29.8%	2,209	38.2%
Georgia (a)	1	-	0.0%	160	2.8%
Minnesota	3	117,095	13.1%	758	13.1%
Virginia	1	37,606	4.2%	298	5.2%
Indiana	1	19,354	2.2%	214	3.7%
Total	18	$890,824	100.0%	5,779	100.0%

(a) Includes one property in each state that was classified as an asset held for sale as of December 31, 2023.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

					Year
(in thousands)	For the Three Months Ended				Ended
	31-Mar-23	30-Jun-23	30-Sep-23	31-Dec-23	31-Dec-23
Tenant improvements	$3,047	$4,381	$3,653	$5,295	$16,376
Deferred leasing costs	908	3,230	1,114	1,649	6,901
Non-investment capex	2,967	2,042	1,775	5,230	12,014
	$6,922	$9,653	$6,542	$12,174	$35,291

(in thousands)	For the Three Months Ended				Year Ended
	31-Mar-22	30-Jun-22	30-Sep-22	31-Dec-22	31-Dec-22
Tenant improvements	$1,877	$5,453	$6,813	$7,508	$21,651
Deferred leasing costs	3,032	1,327	2,053	1,152	7,564
Non-investment capex	5,065	6,736	9,289	9,074	30,164
	$9,974	$13,516	$18,155	$17,734	$59,379

Square foot & leased percentages	December 31,	December 31,
	2023	2022
Owned Properties:
Number of properties (a)	17	21
Square feet	5,565,782	6,239,530
Leased percentage	74.0%	75.6%

Consolidated Property - Single Asset REIT (SAR):
Number of properties	1	—
Square feet	213,760	—
Leased percentage	4.1%

Total Owned and Consolidated Properties:
Number of properties	18	21
Square feet	5,779,542	6,239,530
Leased percentage	71.5%	75.6%

(a) Includes two properties that were classified as an asset held for sale as of December 31, 2023.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					Third		Fourth
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	30-Sep-23	Leased (2)	31-Dec-23	Leased (2)

1	PARK TEN	Houston, TX	157,609	83.8%	83.8%	83.8%	83.8%
2	PARK TEN PHASE II	Houston, TX	156,746	95.0%	95.0%	95.0%	95.0%
3	GREENWOOD PLAZA	Englewood, CO	196,236	66.3%	66.3%	66.3%	66.3%
4	ADDISON	Addison, TX	289,333	83.0%	83.0%	83.0%	83.0%
5	COLLINS CROSSING (3)	Richardson, TX	300,887	85.5%	91.8%	85.5%	85.5%
6	INNSBROOK	Glen Allen, VA	298,183	81.3%	81.3%	90.5%	87.4%
7	LIBERTY PLAZA	Addison, TX	217,841	78.3%	76.1%	80.2%	80.8%
	BLUE LAGOON (4)	Miami, FL		98.5%	98.5%	(4)	(4)
8	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
9	121 SOUTH EIGHTH ST	Minneapolis, MN	298,121	79.6%	79.6%	80.5%	79.9%
10	801 MARQUETTE AVE	Minneapolis, MN	129,691	91.8%	91.8%	91.8%	91.8%
11	LEGACY TENNYSON CTR	Plano, TX	209,461	67.3%	65.7%	56.6%	57.2%
	ONE LEGACY (5)	Plano, TX		71.3%	72.1%	(5)	(5)
12	WESTCHASE I & II	Houston, TX	629,025	60.7%	60.1%	62.7%	62.4%
13	1999 BROADWAY	Denver, CO	682,639	57.5%	59.8%	51.7%	52.9%
14	1001 17TH STREET	Denver, CO	649,235	71.1%	71.4%	71.1%	71.1%
15	PLAZA SEVEN	Minneapolis, MN	330,096	59.3%	61.0%	62.3%	61.3%
16	PERSHING PLAZA (6)	Atlanta, GA	160,145	79.8%	79.8%	79.8%	79.8%
17	600 17TH STREET	Denver, CO	612,135	80.8%	80.8%	81.7%	81.4%
	OWNED PORTFOLIO		5,565,782	74.8%	75.4%	74.0%	74.5%

18	MONUMENT CIRCLE (7)	Indianapolis, IN	213,760	4.1%	4.1%	4.1%	4.1%

	OWNED & CONSOLIDATED PORTFOLIO		5,779,542	72.4%	72.9%	71.5%	72.0%

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the three months during the quarter.
(3)	Property was classified as an asset held for sale as of December 31, 2023 and was sold on January 26, 2024.
(4)	Property was sold on December 6, 2023.
(5)	Property was sold on October 26, 2023.
(6)	Property was classified as an asset held for sale as of December 31, 2023.
(7)	Consolidated property as of January 1, 2023, which was previously a managed property.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned and Consolidated Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned and consolidated portfolio based on total square feet:

As of December 31, 2023

			% of
	Tenant	Sq Ft	Portfolio
1	CITGO Petroleum Corporation	248,399	4.3%
2	EOG Resources, Inc.	169,167	2.9%
3	US Government	168,573	2.9%
4	Commonwealth of Virginia	127,500	2.2%
5	Kaiser Foundation Health Plan, Inc.	120,979	2.1%
6	Swift, Currie, McGhee & Hiers, LLP	101,296	1.8%
7	Deluxe Corporation	98,922	1.7%
8	Ping Identity Corp.	89,856	1.6%
9	Argo Data Resource Corporation	85,650	1.5%
10	Permian Resources Operating, LLC	67,856	1.2%
11	PwC US Group	66,304	1.1%
12	Hall and Evans LLC	65,878	1.1%
13	Cyxtera Management, Inc.	61,826	1.1%
14	Precision Drilling (US) Corporation	59,569	1.0%
15	EMC Corporation	57,100	1.0%
16	ID Software, LLC	57,100	1.0%
17	Olin Corporation	54,080	0.9%
18	ChemTreat Inc.	49,548	0.9%
19	Coresite, LLC	49,518	0.9%
20	GE Vernova International LLC	47,559	0.8%
	Total	1,846,680	32.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Reconciliation and Definitions of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

A reconciliation of Net income to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule I.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   The Company has included the National Association of Real Estate Investment Trusts (NAREIT) FFO definition as of May 17, 2016 in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net Loss to FFO and AFFO:	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share amounts)	2023	2022	2023	2022
Net income (loss)	$3,575	$(2,884)	$(48,110)	$1,094
Gain on consolidation of Sponsored REIT	—	—	(394)	—
Impairment and loan loss reserve	—	2,380	—	4,237
(Gain) loss on sale of properties and impairment of assets held for sale, net	(8,701)	(3,862)	23,384	(27,939)
Depreciation & amortization	11,952	14,773	54,694	63,689
NAREIT FFO	6,826	10,407	29,574	41,081
Lease Acquisition costs	112	56	390	262
Funds From Operations (FFO)	$6,938	$10,463	$29,964	$41,343

Funds From Operations (FFO)	$6,938	$10,463	$29,964	$41,343
Loss on extinguishment of debt	—	—	106	78
Amortization of deferred financing costs	576	421	2,502	1,889
Shares issued as compensation	—	—	315	394
Straight-line rent	198	(1,831)	626	(5,895)
Tenant improvements	(5,295)	(7,508)	(16,376)	(21,651)
Leasing commissions	(1,649)	(1,152)	(6,901)	(7,564)
Non-investment capex	(5,230)	(9,074)	(12,014)	(30,164)
Adjusted Funds From Operations (AFFO)	$(4,462)	$(8,681)	$(1,778)	$(21,570)

Per Share Data
EPS	$0.03	$(0.03)	$(0.47)	$0.01
FFO	$0.07	$0.10	$0.29	$0.40
AFFO	$(0.04)	$(0.08)	$(0.02)	$(0.21)

Weighted average shares (basic and diluted)	103,430	103,236	103,357	103,338

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on mortgage loans, properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT, may define this term in a different manner.  We have included the NAREIT FFO as of May 17, 2016 in the table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as (1) FFO, (2) excluding loss on extinguishment of debt that is non-cash, (3) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs, (4) excluding the effect of straight-line rent, (5) plus the amortization of deferred financing costs, (6) plus the value of shares issued as compensation and (7) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Reconciliation and Definition of Sequential Same Store results to property Net Operating Income (NOI) and Net Income

Net Operating Income (“NOI”)

The Company provides property performance based on Net Operating Income, which we refer to as NOI.  Management believes that investors are interested in this information.  NOI is a non-GAAP financial measure that the Company defines as net income or loss (the most directly comparable GAAP financial measure) plus general and administrative expenses, depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, interest expense, less equity in earnings of nonconsolidated REITs, interest income, management fee income, hedge ineffectiveness, gains or losses on extinguishment of debt, gains or losses on the sale of assets and excludes non-property specific income and expenses.  The information presented includes footnotes and the data is shown by region with properties owned in the periods presented, which we call Sequential Same Store.  The comparative Sequential Same Store results include properties held for all periods presented.  We exclude properties that have been placed in service, but that do not have operating activity for all periods presented, dispositions and significant nonrecurring income such as bankruptcy settlements and lease termination fees.  NOI, as defined by the Company, may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income or loss as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.  The calculations of NOI and Sequential Same Store are shown in the following table:

	Rentable
	Square Feet	Three Months Ended	Three Months Ended	Inc	%
(in thousands)	or RSF	31-Dec-23	30-Sep-23	(Dec)	Change
Region
East	298	$285	$239	$46	19.2%
MidWest	758	1,656	1,396	260	18.6%
South	2,369	6,393	6,499	(106)	(1.6)%
West	2,140	5,994	6,505	(511)	(7.9)%
Property NOI* from Owned Properties	5,565	14,328	14,639	(311)	(2.1)%
Disposition and Acquisition Properties (a)	214	751	1,965	(1,214)	(7.1)%
NOI*	5,779	$15,079	$16,604	$(1,525)	(9.2)%

Sequential Same Store		$14,328	$14,639	$(311)	(2.1)%

Less Nonrecurring
Items in NOI* (b)		217	485	(268)	1.8%

Comparative
Sequential Same Store		$14,111	$14,154	$(43)	(0.3)%

Reconciliation to	Three Months Ended	Three Months Ended
Net income (loss)	31-Dec-23	30-Sep-23
Net income (loss)	$3,575	$(45,671)
Add (deduct):
Loss on extinguishment of debt	—	39
Gain on sale of properties, net	(8,701)	39,671
Management fee income	(446)	(460)
Depreciation and amortization	11,957	13,409
Amortization of above/below market leases	(6)	(9)
General and administrative	3,171	3,265
Interest expense	6,219	6,209
Interest income	(567)	—
Non-property specific items, net	(123)	151

NOI*	$15,079	$16,604

(a)	We define Disposition and Acquisition Properties as properties that were sold or acquired or consolidated and do not have operating activity for all periods presented.
(b)	Nonrecurring Items in NOI include proceeds from bankruptcies, lease termination fees or other significant nonrecurring income or expenses, which may affect comparability.

*Excludes NOI from investments in and interest income from secured loans to non-consolidated REITs.